REGISTRATION STATEMENT NO. 333-_____
                                   Filed February 2, 1999



                     SECURITIES AND EXCHANGE COMMISSION
                          Washington, D.C.  20549


                                  FORM S-8
                           REGISTRATION STATEMENT
                                   UNDER
                         THE SECURITIES ACT OF 1933


                       FIRST WASHINGTON BANCORP, INC.
           ------------------------------------------------------
           (Exact name of registrant as specified in its charter)


       Washington                                         91-1691604
-------------------------------                       -------------------
(State or other jurisdiction of                       (I.R.S. Employer
incorporation or organization)                        Identification No.)


                              10 S. 1st Avenue
                       Walla Walla, Washington 99362
                              (509) 527-3636
                  ----------------------------------------
                  (Address of principal executive offices)


            First Washington Bancorp, Inc. 1998 Stock Option Plan
                 Whatcom State Bank 1991 Stock Option Plan
             --------------------------------------------------
                          (Full title of the Plan)


                                            Copies to:
Gary L. Sirmon                              John F. Breyer, Jr., Esquire
President and Chief Executive Officer       Breyer & Associates PC
First Washington Bancorp, Inc.              1100 New York Avenue, N.W.
10 S. 1st Avenue                            Suite 700 East
Walla Walla, Washington  99362              Washington, D.C.  20005
(509) 527-3636                              (202) 737-7900
--------------------------------------
Name, address and telephone
number of agent for service


                             Page 1 of 7 Pages
                      Exhibit Index Appears on Page 4

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                      Calculation of Registration Fee
------------------------------------------------------------------------------
Title of
Securities        Amount   Proposed Maximum   Proposed Maximum     Amount of
to be             to be     Offering Price       Aggregate       Registration
Registered     Registered    Per Share(1)     Offering Price(1)      Fee
------------------------------------------------------------------------------
Common Stock,
$.01 par
value           479,723      $22.13(2)         $10,616,269          $2,952
------------------------------------------------------------------------------

(1) Estimated solely for the purpose of calculating the amount of the registration fee. Pursuant to Rule 457(c) under the Securities Act of 1933, as amended (the "Securities Act"), the price per share is estimated to be $22.13, based upon the average of the high and low trading prices of the common stock, $.01 par value per share (the "Common Stock"), of First Washington Bancorp, Inc. (the "Registrant"), as reported on the Nasdaq National Market on February 1, 1999, the last day the stock traded.

(2) Of this number, 440,000 shares are being registered for issuance under the 1998 Stock Option Plan and 39,723 shares are being registered for issuance under the Whatcom State Bank 1991 Stock Option Plan (collectively referred to as the "Plans"); together with an indeterminate number of shares reserved for issuance pursuant to the Plan as a result of any future stock split, stock dividend or similar adjustment of the outstanding Common Stock.


                              ----------------


     This Registration Statement shall become effective automatically upon the date of filing in accordance with Section 8(a) of the Securities Act of 1933, as amended, and 17 C.F.R. Section 230.462.

                                  PART II

             INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.   Incorporation of Certain Documents by Reference
------
     The following documents filed with the Commission are incorporated in this Registration Statement by reference:

     (1) the Registrant's Annual Report on Form 10-K for the year ended March 31, 1998;

     (2) the Registrant's Quarterly Report on Form 10-Q for the quarter ended June 30, 1998; and

     (3) the Registrant's Quarterly Report on Form 10-Q for the quarter ended September 30, 1998.

     All other reports filed by the Registrant pursuant to Section 13(a) or 15(d) of the Exchange Act, after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities covered hereby then remaining unsold, shall also be deemed to be incorporated by reference in this Registration Statement and to be a part hereof commencing on the respective dates on which such documents are filed.

     Any statement contained in this Registration Statement, or in a document incorporated or deemed to be incorporated by reference herein, shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein, or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein, modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.   Description of Securities
------
     Not Applicable

Item 5.   Interests of Named Experts and Counsel
------
     Not Applicable

Item 6.   Indemnification of Directors and Officers
------
     Article XVII of the Registrant's Certificate of Incorporation requires indemnification of directors, officers and employees to the fullest extent permitted by Washington law.

     Sections 23B.08.500 through 23B.08.600 of the Washington Business Corporation Act authorize a court to award, or a corporation's board of directors to grant, indemnification to directors and officers on terms sufficiently broad to permit indemnification under certain circumstances for liabilities arising under the Securities Act of 1933, as amended (the "Securities Act").

     Section 23B.08.320 of the Washington Business Corporation Act authorizes a corporation to limit a director's liability to the corporation or its shareholders for monetary damages for acts or omissions as a director, except in certain circumstances involving intentional misconduct, self-dealing or illegal corporate loans or distributions, or any transactions from which the director personally receives a benefit in money, property or services to which the director is not entitled.

Item 7.   Exemption From Registration Claimed
------
     Not Applicable

Item 8.   Exhibits
------
     The following exhibits are filed with or incorporated by reference into this Registration Statement on Form S-8:

     No.                     Exhibit
     ---                     -------

      5             Opinion of Breyer & Associates PC

     23.1           Consent of Deloitte & Touche LLP

     23.2           Consent of Breyer & Associates PC (see Exhibit 5)

     24             Power of attorney (see signature pages)

     99.1           First Washington Bancorp, Inc. 1998 Stock Option Plan

     99.2           Whatcom State Bank 1991 Stock Option Plan

Item 9.   Undertakings
------
     The undersigned Registrant hereby undertakes:

     1. To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement (i) to include any prospectus required by Section 10(a)(3) of the Securities Act, (ii) to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement, and (iii) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change in such information in the Registration Statement; provided, however, that clauses (i) and (ii) do not apply if the information required to be included in a post-effective amendment by those clauses is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

     2. That, for the purposes of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed the initial bona fide offering thereof.

     3. To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     4. That, for the purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to
Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and that offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     5. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officer and controlling persons of the registrant pursuant to the foregoing provisions or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against liabilities (other than the payment by the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the questions whether such indemnification by it is against public policy expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                 SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, First Washington Bancorp, Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned thereunto duly authorized, in the City of Walla Walla, and the State of Washington the 2nd day of February 1999.

                                   FIRST WASHINGTON BANCORP, INC.



                                   By:  /s/ Gary L. Sirmon
                                        --------------------------------------
                                        Gary L. Sirmon
                                        President, Chief Executive Officer and
                                        Director
                                        (Principal Executive Officer)

                             POWER OF ATTORNEY

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated. Each person whose signature appears below hereby makes, constitutes and appoints Gary L. Sirmon his true and lawful attorney, with full power to sign for such person and in such person's name and capacity indicated below, and with full power of substitution any and all amendments to this Registration Statement, hereby ratifying and confirming such person's signature as it may be signed by said attorney to any and all amendments.


By:  /s/ Gary L. Sirmon                      Date: February 2, 1999
     ------------------------------------
     Gary L. Sirmon
     President, Chief Executive Officer and Director
     (Principal Executive Officer)


By:  /s/ D. Allan Roth                       Date: February 2, 1999
     ------------------------------------
     D. Allan Roth
     Executive Vice President and Chief
     Financial Officer and (Principal Financial
     and Accounting Officer)

By:  /s/ Wilber Pribilisky                   Date: February 2, 1999
     ------------------------------------
     Wilber Pribilisky
     Director

By:  /s/ Robert D. Adams                     Date: February 2, 1999
     ------------------------------------
     Robert D. Adams
     Director

By:  /s/ David Casper                          Date: February 2, 1999
     ------------------------------------
     David Casper
     Director

By:  /s/ Morris Ganguet                        Date: February 2, 1999
     ------------------------------------
     Morris Ganguet
     Director

By:  /s/ S. Rick Meikle                        Date: February 2, 1999
     ------------------------------------
     S. Rick Meikle
     Director

By:  /s/ Dean W. Mitchell                      Date: February 2, 1999
     ------------------------------------
     Dean W. Mitchell
     Director

By:  /s/ R. R. "Pete" Reid                     Date: February 2, 1999
     ------------------------------------
     R. R. "Pete" Reid
     Director

By:  /s/ Marvin Sundquist                      Date: February 2, 1999
     ------------------------------------
     Marvin Sundquist
     Director

By:  /s/ Jesse G. Foster                       Date: February 2, 1999
     ------------------------------------
     Jesse G. Foster
     Director

                                 Exhibit 5

                     Opinion of Breyer & Associates PC

                       [Letterhead of Breyer & Associates PC]




                             February 2, 1999



Board of Directors
First Washington Bancorp, Inc.
10 S. 1st Avenue
Walla Walla, Washington 99362

Gentlemen:

     We have acted as special counsel to First Washington Bancorp, Inc., a Washington corporation (the "Company"), in connection with the preparation of the Registration Statement on Form S-8 filed with the Securities and Exchange Commission ("Registration Statement") under the Securities Act of 1933, as amended, relating to shares of common stock, par value $.01 per share (the "Common Stock") of the Company which may be issued pursuant to the terms of the Company's 1998 Stock Option Plan and Whatcom State Bank's 1991 Stock Option Plan (the "Plans"), all as more fully described in the Registration Statement. You have requested the opinion of this firm with respect to certain legal aspects of the proposed offering.

     We have examined such documents, records and matters of law as we have deemed necessary for purposes of this opinion and based thereon, we are of the opinion that the Common Stock when issued pursuant to and in accordance with the terms of the Plans will be duly and validly issued, fully paid, and nonassessable.

     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement on Form S-8.

                             Sincerely,

                             /s/ Breyer & Associates PC

                             BREYER & ASSOCIATES PC

                                Exhibit 23.1

                      Consent of Deloitte & Touche LLP

INDEPENDENT AUDITORS' CONSENT
------------------------------------------------------------------------------

We consent to the incorporation by reference in this Registration Statement of First Washington Bancorp, Inc. on Form S-8 of our report dated May 22, 1998, appearing in the Annual Report on Form 10-K of First Washington Bancorp, Inc. for the year ended March 31, 1998.

/s/Deloitte & Touche LLP
DELOITTE & TOUCHE LLP

Seattle, Washington
February 2, 1999

PAGE

                                Exhibit 23.2

             Consent of Breyer & Associates PC (see Exhibit 5)

                                 Exhibit 24

                   Power of Attorney (see signature page)

                                 Exhibit 99.1

             First Washington Bancorp, Inc. 1998 Stock Option

                       FIRST WASHINGTON BANCORP, INC.
                           1998 STOCK OPTION PLAN

    SECTION 1.     PURPOSE

    The First Washington Bancorp, Inc. 1998 Stock Option Plan (the "Plan") is hereby established to foster and promote the long-term success of First Washington Bancorp, Inc. and its shareholders by providing directors, officers and employees of the Corporation and its subsidiaries with an equity interest in the Corporation. The Plan will assist the Corporation in attracting and retaining the highest quality of experienced persons as directors, officers and employees and in aligning the interests of such persons more closely with the interests of the Corporation's shareholders by encouraging such parties to maintain an equity interest in the Corporation.

    SECTION 2.     DEFINITIONS

    For purposes of this Plan, the capitalized terms set forth below shall have the following meanings:

    BOARD means the Board of Directors of the Corporation.

    CHANGE IN CONTROL shall mean an event deemed to occur if and when (a) an offeror other than the Corporation purchases shares of the stock of the Corporation pursuant to a tender or exchange offer for such shares, (b) any person (as such term is used in Sections 13(d) and 14(d)(2) of the Exchange
Act) is or becomes the beneficial owner, directly or indirectly, of securities of the Corporation representing twenty-five percent (25%) or more of the combined voting power of the Corporation's then outstanding securities, (c) the membership of the board of directors of the Corporation changes as the result of a contested election, such that individuals who were directors at the beginning of any twenty-four (24) month period (whether commencing before or after the date of adoption of this Plan) do not constitute a majority of the Board at the end of such period, or (d) shareholders of the Corporation approve a merger, consolidation, sale or disposition of all or substantially all of the Corporation's assets, or a plan of partial or complete liquidation. If any of the events enumerated in clauses (a) - (d) occur, the Board shall determine the effective date of the change in control resulting therefrom, for purposes of the Plan.

    CODE means the Internal Revenue Code of 1986, as amended from time to time, and the regulations promulgated thereunder.

    CORPORATION means, as appropriate, First Washington Bancorp, Inc., a Washington corporation (or, with respect to the period prior to the effective date of the reincorporation transaction approved by the Board on May 21, 1998, its predecessor, First Savings Bank of Washington Bancorp, Inc., a Delaware corporation).

    DIRECTOR shall mean a director of the Corporation or its subsidiaries who is not also an employee of the Corporation or its subsidiaries.

    DISABILITY means any physical or mental injury or disease of a permanent nature which renders a Participant incapable of meeting the requirements of the employment or service performed by such Participant immediately prior to the commencement of such disability. The determination as to whether a Participant is disabled shall be made by the Board in its sole and absolute discretion.

    EXCHANGE ACT means the Securities Exchange Act of 1934, as amended from time to time, and the rules and regulations promulgated thereunder.

    FAIR MARKET VALUE shall be determined as follows:

    (a) If the Stock is traded or quoted on the Nasdaq Stock Market or other national securities exchange on any date, then the Fair Market Value shall be the average of the highest and lowest selling price on such exchange on such date or, if there were no sales on such date, then on the next prior business day on which there was a sale.

    (b) If the Stock is not traded or quoted on the Nasdaq Stock Market or other national securities exchange, then the Fair Market Value shall be a value determined by the Board in good faith on such basis as it deems appropriate.

    INCENTIVE STOCK OPTION means an option to purchase shares of Stock granted to a Participant under the Plan which is intended to meet the requirements of
Section 422 of the Code.

    NON-QUALIFIED STOCK OPTION means an option to purchase shares of Stock granted to a Participant under the Plan which is not intended to be an Incentive Stock Option.

    OPTION means an Incentive Stock Option or a Non-Qualified Stock Option.

    PARTICIPANT means a Director, Officer or employee of the Corporation or its subsidiaries selected by the Board to receive an Option under the Plan.

    PLAN means this First Washington Bancorp, Inc. 1998 Stock Option Plan.

    STOCK means the common stock, $0.01 par value, of the Corporation.

    TERMINATION FOR CAUSE shall mean termination because of a Participant's personal dishonesty, incompetence, willful misconduct, breach of fiduciary duty involving personal profit, intentional failure to perform stated duties, willful violation of any law, rule or regulation (other than traffic violations or similar offenses) or material breach of any provision of any employment agreement between the Corporation and/or any subsidiary of the Corporation and a Participant.

    SECTION 3.     ADMINISTRATION

    (a) The Plan shall be administered by the Board. Among other things, the Board shall have authority, subject to the terms of the Plan, to grant Options, to determine the individuals to whom and the time or times at which Options may be granted, to determine whether such Options are to be Incentive Stock Options or Non-Qualified Stock Options (subject to the requirements of the Code), to determine the terms and conditions of any Option granted hereunder, and the exercise price thereof. The Board may, in its sole discretion, designate a committee of "disinterested" Board members established in compliance with Rule 16b-3 under the Exchange Act to administer the Plan.

    (b) Subject to the other provisions of the Plan, the Board shall have authority to adopt, amend, alter and repeal such administrative rules, guidelines and practices governing the operation of the Plan as it shall from time to time consider advisable, to interpret the provisions of the Plan and any Option and to decide all disputes arising in connection with the Plan.
The Board may correct any defect or supply any omission or reconcile any inconsistency in the Plan or in any option agreement in the manner and to the extent it shall deem appropriate to carry the Plan into effect, in its sole and absolute discretion. The Board's decision and interpretations shall be final and binding. Any action of the Board with respect to the administration of the Plan shall be taken pursuant to a majority vote or by the unanimous written consent of its members.

    SECTION 4.     ELIGIBILITY AND PARTICIPATION.

    Officers and employees of the Corporation and its subsidiaries and Directors shall be eligible to participate in the Plan. The Participants under the Plan shall be selected from time to time by the Board, in its sole discretion, from among those eligible, and the Board shall determine, in its sole discretion, the numbers of shares to be covered by the Option or Options granted to each Participant. Options intended to qualify as Incentive Stock Options shall be granted only to persons who are eligible to receive such options under Section 422 of the Code.

    SECTION 5.     SHARES OF STOCK AVAILABLE FOR OPTIONS

    (a) The maximum number of shares of Stock which may be issued and purchased pursuant to Options granted under the Plan is 400,000, subject to the adjustments as provided in Section 5 and Section 9, to the extent applicable. If an Option granted under this Plan expires or terminates before exercise or is forfeited for any reason, the shares of Stock subject to such Option, to the extent of such expiration, termination or forfeiture, shall again be available for subsequent Option grants under the Plan. Shares of Stock issued under the Plan may consist in whole or in part of authorized but unissued (including reacquired) shares.

    (b) In the event that the Board determines, in its sole discretion, that any stock dividend, stock split, reverse stock split or combination, extraordinary cash dividend, creation of a class of equity securities, recapitalization, reclassification, reorganization, merger, consolidation, split-up, spin-off, combination, exchange of shares, or other similar transaction affects the Stock such that an adjustment is required in order to preserve the benefits or potential benefits intended to be granted or made available under the Plan to Participants, the Board shall have the right to proportionately and appropriately adjust equitably any or all of (i) the maximum number and kind of shares of Stock in respect of which Options may be granted under the Plan to Participants, (ii) the number and kind of shares of Stock subject to outstanding Options held by Participants, and (iii) the exercise price with respect to any Options held by Participants, without changing the aggregate purchase price as to which such Options remain exercisable, provided that no adjustment shall be made pursuant to this
Section if such adjustment would cause the Plan to fail to comply with Section 422 of the Code with regard to any Incentive Stock Options granted hereunder. No fractional Shares shall be issued on account of any such adjustment.

    (c) Any adjustments under this Section will be made by the Board, whose determination as to what adjustments, if any, will be made and the extent thereof will be final, binding and conclusive.

    SECTION 6.     NON-QUALIFIED STOCK OPTIONS

    The Board may, from time to time, grant Non-Qualified Stock Options to Participants upon such terms and conditions as the Board may determine. Non-Qualified Stock Options granted under this Plan are subject to the following terms and conditions:

    (a) Price. The purchase price per share of Stock deliverable upon the exercise of each Non-Qualified Stock Option shall be determined by the Board on the date the option is granted. Such purchase price shall not be less than one hundred percent (100%) of the Fair Market Value of the Stock on the date of grant. Shares may be purchased only upon full payment of the purchase price. Payment of the purchase price may be made, in whole or in part, through the surrender of shares of the Stock at the Fair Market Value of such shares on the date of surrender or through a "cashless exercise" involving a stock brokerage firm.

    (b) Terms of Options. The term during which each Non-Qualified Stock Option may be exercised shall be determined by the Board, but in no event shall a Non-Qualified Stock Option be exercisable in whole or in part more than ten (10) years from the date of grant. Except as provided herein, no Non-Qualified Stock Option granted under this Plan is transferable except by will or the laws of descent and distribution. The Board shall have discretionary authority to permit the transfer of any Non-Qualified Stock Option to members of a Participant's immediate family, including trusts for the benefit of such family members and partnerships in which such family members are the only partners; provided, however, that a transferred Non-Qualified Stock Option may be exercised by the transferee on any date only to the extent that the Participant would have been entitled to exercise the Non-Qualified Stock Option on such date had the Non-Qualified Stock Option not been transferred. Any transferred Non-Qualified Stock Option shall remain subject to the terms and conditions of the Participant's stock option agreement.

    (c) Termination of Service. Unless otherwise determined by the Board, upon the termination of a Participant's employment (or, in the case of a Director, service as a member of the Board) for any reason other than Disability, death or Termination for Cause, the Participant's Non-Qualified Stock Options shall be exercisable only as

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
to those shares which were immediately exercisable by the Participant at the date of termination and only for a period of one (1) year following termination. Notwithstanding any provision set forth herein nor contained in any Agreement relating to the award of an Option, in the event of Termination for Cause, all rights under the Participant's Non-Qualified Stock Options shall expire upon termination. In the event of death or termination as a result of Disability of any Participant, all Non-Qualified Stock Options held by the Participant, whether or not exercisable at such time, shall be exercisable by the Participant or his legal representatives or beneficiaries of the Participant for two (2) years or such longer period as determined by the Board following the date of the Participant's death or termination of service due to Disability, provided that in no event shall the period extend beyond the expiration of the Non-Qualified Stock Option term.

    SECTION 7.     INCENTIVE STOCK OPTIONS

    The Board may, from time to time, grant Incentive Stock Options to eligible employees. Incentive Stock Options granted pursuant to the Plan shall be subject to the following terms and conditions:

    (a) Price. The purchase price per share of Stock deliverable upon the exercise of each Incentive Stock Option shall be not less than one hundred percent (100%) of the Fair Market Value of the Stock on the date of grant. However, if a Participant owns (or, under Section 422(d) of the Code, is deemed to own) stock possessing more than ten percent (10%) of the total combined voting power of all classes of Stock, the purchase price per share of Stock deliverable upon the exercise of each Incentive Stock Option shall not be less than one hundred ten percent (110%) of the Fair Market Value of the Stock on the date of grant. Shares may be purchased only upon payment of the full purchase price. Payment of the purchase price may be made, in whole or in part, through the surrender of shares of the Stock at the Fair Market Value of such shares on the date of surrender or through a "cashless exercise" involving a stock brokerage firm.

    (b) Amounts of Options. Subject to Sections 4(b) and (c), Incentive Stock Options may be granted to any eligible employee in such amounts as determined by the Board. In the case of an option intended to qualify as an Incentive Stock Option, the aggregate Fair Market Value (determined as of the time the option is granted) of the Stock with respect to which Incentive Stock Options granted are exercisable for the first time by the Participant during any calendar year shall not exceed $100,000. The provisions of this Section 7(b) shall be construed and applied in accordance with Section 422(d) of the Code and the regulations, if any, promulgated thereunder. To the extent an award is in excess of such limit, it shall be deemed a Non-Qualified Stock Option. The Board shall have discretion to redesignate options granted as Incentive Stock Options as Non-Qualified Stock Options.

    (c) Terms of Options. The term during which each Incentive Stock Option may be exercised shall be determined by the Board, but in no event shall an Incentive Stock Option be exercisable in whole or in part more than ten (10) years from the date of grant. If at the time an Incentive Stock Option is granted to an employee, the employee owns Stock representing more than ten percent (10%) of the total combined voting power of the Corporation (or, under Section 422(d) of the Code, is deemed to own Stock representing more than ten percent (10%) of the total combined voting power of all such classes of Stock, by reason of the ownership of such classes of Stock, directly or indirectly, by or for any brother, sister, spouse, ancestor or lineal descendent of such employee, or by or for any corporation, partnership, estate or trust of which such employee is a shareholder, partner or beneficiary), the Incentive Stock Option granted to such employee shall not be exercisable after the expiration of five (5) years from the date of grant. No Incentive Stock Option granted under this Plan is transferable except by will or the laws of descent and distribution.

    (d) Termination of Employment. Upon the termination of a Participant's service for any reason other than Disability, death or Termination for Cause, the Participant's Incentive Stock Options which are then exercisable at the date of termination may only be exercised by the Participant for a period of three (3) months following termination, after which time they shall be void. Notwithstanding any provisions set forth herein nor contained in any Agreement relating to an award of an Option, in the event of Termination for Cause, all rights under the Participant's Incentive Stock Options shall expire immediately upon termination.

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
    Unless otherwise determined by the Board, in the event of death or termination of service as a result of Disability of any Participant, all Incentive Stock Options held by such Participant, whether or not exercisable at such time, shall be exercisable by the Participant or the Participant's legal representatives or the beneficiaries of the Participant for one (1) year following the date of the Participant's death or termination of employment as a result of Disability. In no event shall the exercise period extend beyond the expiration of the Incentive Stock Option term.

    (f) Compliance with Code. The options granted under this Section 7 of the Plan are intended to qualify as incentive stock options within the meaning of Section 422 of the Code, but the Corporation makes no warranty as to the qualification of any option as an incentive stock option within the meaning of
Section 422 of the Code. A Participant shall notify the Board in writing in the event that he disposes of Stock acquired upon exercise of an Incentive Stock Option within the two-year period following the date the Incentive Stock Option was granted or within the one-year period following the date he received Stock upon the exercise of an Incentive Stock Option and shall comply with any other requirements imposed by the Corporation in order to enable the Corporation to secure the related income tax deduction to which it will be entitled in such event under the Code.

    SECTION 8.     EXTENSION

    The Board may, in its sole discretion, extend the dates during which all or any particular Option or Options granted under the Plan may be exercised; provided, however, that no such extension shall be permitted without the Participant's consent if it would cause Incentive Stock Options issued under the Plan to fail to comply with Section 422 of the Code.

    SECTION 9.     GENERAL PROVISIONS APPLICABLE TO OPTIONS

    (a) Each Option under the Plan shall be evidenced by a writing delivered to the Participant specifying the terms and conditions thereof and containing such other terms and conditions not inconsistent with the provisions of the Plan as the Board considers necessary or advisable to achieve the purposes of the Plan or comply with applicable tax and regulatory laws and accounting principles.

    (b) Each Option may be granted alone, in addition to or in relation to any other Option. The terms of each Option need not be identical, and the Board need not treat Participants uniformly. Except as otherwise provided by the Plan or a particular Option, any determination with respect to an Option may be made by the Board at the time of grant or at any time thereafter.

    (c) Notwithstanding anything in this Plan to the contrary, in the event of a Change in Control, all then outstanding Options shall become one hundred percent vested and exercisable as of the effective date of the Change in Control. If, in connection with or as a consequence of a Change in Control, the Corporation is merged into or consolidated with another corporation, if the Corporation becomes a subsidiary of another corporation or if the Corporation sells or otherwise disposes of substantially all of its assets to another corporation, then unless provisions are made in connection with such transactions for the continuance of the Plan and/or the assumption or substitution of then outstanding Options with new options covering the stock of the successor corporation, or parent or subsidiary thereof, with appropriate adjustments as to the number and kind of shares and prices, such Options shall be canceled as of the effective date of the merger, consolidation, or sale and the Participant shall be paid in cash an amount equal to the difference between the Fair Market Value of the Stock subject to the Options on the effective date of such corporate event and the exercise price of the Options. Notwithstanding anything in this Section 9(c) or any Option agreement to the contrary, in the event that the consummation of a Change in Control is contingent on using pooling of interests accounting methodology, the Board may, in its discretion, take any action necessary to preserve the use of pooling of interests accounting.

    (d) The Corporation shall be entitled to withhold (or secure payment from the Participant in lieu of withholding) the amount of any withholding or other tax required by law to be withheld or paid by the Corporation with respect to any Options exercised under this Plan, and the Corporation may defer issuance of Stock hereunder until and unless indemnified to its satisfaction against any liability for any such tax. The amount of such withholding or tax payment shall be determined by the Board or its delegate and shall be payable by the Participant at such time as the Board determines. To the extent authorized by the Board, such withholding obligation may also be satisfied by the payment of cash by the Participant to the Corporation, the tendering of previously acquired shares of Stock of the Participant or the withholding, at the appropriate time, of shares of Stock otherwise issuable to the Participant, in a number sufficient, based upon the Fair Market Value of such Stock, to satisfy such tax withholding requirements. The Board shall be authorized, in its sole discretion, to establish such rules and procedures relating to any such withholding methods as it deems necessary or appropriate, including, without limitation, rules and procedures relating to elections by Participants who are subject to the provisions of Section 16 of the Exchange Act.

    (e) Subject to the terms of the Plan, the Board may at any time, and from time to time, amend, modify or terminate the Plan or any outstanding Option held by a Participant, including substituting therefor another Option of the same or a different type or changing the date of exercise or realization, provided that the Participant's consent to each action shall be required unless the Board determines that the action, taking into account any related action, would not materially and adversely affect the Participant.

    SECTION 10.  MISCELLANEOUS

    (a) No person shall have any claim or right to be granted an Option, and the grant of an Option shall not be construed as giving a Participant the right to continued employment or service on the Board. The Corporation expressly reserves the right at any time to dismiss a Participant free from any liability or claim under the Plan, except as expressly provided in the Plan or the applicable Option.

    (b) Nothing contained in the Plan shall prevent the Corporation from adopting other or additional compensation arrangements.

    (c) Subject to the provisions of the applicable Option, no Participant shall have any rights as a shareholder (including, without limitation, any rights to receive dividends, or non cash distributions with respect to such shares) with respect to any shares of Stock to be distributed under the Plan until he or she becomes the holder thereof.

    (d) Notwithstanding anything to the contrary expressed in this Plan, any provisions hereof that vary from or conflict with any applicable Federal or State securities laws (including any regulations promulgated thereunder) shall be deemed to be modified to conform to and comply with such laws.

    (e) No member of the Board shall be liable for any action or determination taken or granted in good faith with respect to this Plan nor shall any member of the Board be liable for any agreement issued pursuant to this Plan or any grants under it. Each member of the Board shall be indemnified by the Corporation against any losses incurred in such administration of the Plan, unless his action constitutes serious and willful misconduct.

    (f) The Plan shall be effective upon approval by the Corporation's shareholders. The Plan will be so approved if at a meeting of shareholders held within twelve (12) months of the date of adoption of the Plan by the Board a quorum is present and the votes of the holders of a majority of the securities of the Corporation present or represented by proxy and entitled to vote on such matter shall be cast in favor of its approval.

    (g) The Board may amend, suspend or terminate the Plan or any portion thereof at any time, provided that no amendment shall be made without shareholder approval if such approval is necessary to comply with any applicable tax laws or regulatory requirement.

    (h) Options may not be granted under the Plan after the tenth anniversary of the effective date of the Plan, but then outstanding Options may extend beyond such date.

    (i) To the extent that State laws shall not have been preempted by any laws of the United States, the Plan shall be construed, regulated, interpreted and administered according to the other laws of the State of Washington.

                                Exhibit 99.2

                 Whatcom State Bank 1991 Stock Option Plan

                     AMENDMENT TO WHATCOM STATE BANCORP
                           1991 STOCK OPTION PLAN
                           NON-EMPLOYEE DIRECTORS

     Pursuant to Section 13 of the Whatcom State Bancorp 1991 Stock Option Plan for Non-Employee Directors, said Plan is hereby amended as follows:

     Section 11.2 is amended and restated as follows:

          In the event that the Board approves a proposal for a merger or consolidation in which the Bank is not the resulting or surviving bank, but becomes a subsidiary of another bank (or in which the Bank is the resulting or surviving bank, but becomes a subsidiary of another corporation), or for the transfer of substantially all of the assets of the Bank, the Committee shall notify, in writing, each director holding an NSO of the proposed transaction. Such proposal notice shall be sent to each director at least 30 days prior to the Effective Date of the proposed transaction and shall advise the director that he or she has the right to exercise any theretofore unexercised NSO awarded to the director including those, if any, which, pursuant to the terms of the Plan or the relevant NSO agreement, have not been otherwise become exercisable. Each director, by written notice to the Bank, may exercise such NSO and in so exercising may condition such exercise upon and provide that such exercise shall become effective immediately prior to the consummation of the proposed transaction, in which event such director need not make payment for the stock to be purchased until 5 days after written notice by the Bank to the director that the transaction has been consummated. Notwithstanding any other provision in the Plan, if the transaction is consummated, each NSO not exercised prior to the consummation of the transaction shall continue to be exercisable to the extent such NSO was exercisable prior to the transaction in accordance with the other provisions of the Plan and the relevant NSO agreement. If the transaction is abandoned then any NSO not exercised shall continue to be exercisable to the extent such NSO was exercisable prior to the date of the notice of the proposed transaction in accordance with the other provisions of the Plan and the relevant NSO agreement, and to the extent that any NSO not exercised prior to such abandonment shall have become exercisable solely by operation of this section such exercisability shall be deemed annulled and the exercisability provisions set forth in the Plan and the relevant NSO agreement shall be reinstated as of the date of such abandonment.

The effective date of this Amendment shall be June 26, 1998
                                              --------

Amendment to the 1991 Whatcom State Bancorp
Stock Option Plan for Non-Employee Directors

Adopted by the Board of Directors on June 10, 1998

Whatcom State Bancorp, Inc.


/s/ Phil Stephenson                         Date:  June 26, 1998
------------------------------                     ---------------------------



Amendment to the 1991 Whatcom State Bancorp
Stock Option Plan for Non-Employee Directors

                      Amendment to Whatcom
                State Bank 1991 Stock Option Plan

Pursuant to Section 13 of the Whatcom State Bank 1991 Stock Option Plan, said plan is hereby amended, as follows:

       Section 2.1 - The number 30,000 shall be changed to 60,000.

       Section 6.1 - The word "Option" shall be changed to "ISO".

       A new Section 6.3 shall be added as follows:

            6.3 The price for each share purchasable under any NQG granted hereunder shall be such amount as the Board or Committee shall in its best judgement determine.

       A new Section 7.4 shall be added as follows:

            6.4 Upon a change of control any Option granted hereunder shall immediately become exercisable by and vested in Key Employee. All other terms of any Option granted shall remain unchanged by such a change in control. Change in control shall be defined as a cumulative transfer of more than 50% of the outstanding stock from the date of this amendment. For this purpose, all transfers shall be included except transfers upon death and any transfer classified as a gift for gift tax purposes.

The effective date of this amendment shall be November 17, 1993.
                                              ------------
Adopted by the Board of Directors

                             WHATCOM STATE BANK
                           1991 STOCK OPTION PLAN

1.     PURPOSE

       1.1. The purpose of the Whatcom State Bank ("the Bank") Stock Option Plan ("the Plan") is to encourage the long-term success of the Bank or any subsidiary or parent of the Bank now existing, hereinafter formed, or acquired by: (1) providing a means through which the Bank can attract, motivate and retain officers and other key employees who can contribute materially to that success; (2) encouraging stock ownership by these employees so that they have a proprietary interest in the Bank's growth and success.

       1.2. This purpose shall be accomplished under the grant of Incentive Stock Options ("ISO's") within the meaning of The Internal Revenue Code of 1986 ("the Code"), Non-Qualified Stock Grants ("NQG's") or a combination thereof. The Bank makes no warranty as to the qualifications of any Option granted hereunder as an ISO.

       1.3. The stock Options ("the Options") offered pursuant to this Plan are a matter of separate inducement and are not in lieu of any salary or other compensation for services of any key employee.

2.     STOCK SUBJECT TO THE PLAN

       2.1. Amount - the total number of Shares of stock of the Bank which may be purchased pursuant to the exercise of Options granted under the Plan shall not exceed in the aggregate 30,000 Shares of the authorized stock $1 par value per Share ("the Shares").

       2.2. Shares that may be acquired under the Plan may be either authorized but unissued Shares, Shares of issued stock held in the Bank's treasury, or both, at the discretion of the Bank. If, and to the extent that, Options granted under the Plan expire or terminate without having been exercised, new Options may be granted with respect to the Shares covered by such expired or terminated Options, provided that the grant and the terms of such new Options shall in all respects comply with the provisions of the Plan.

       2.3. Except as provided in paragraph 17, the Bank may from time to time during the period beginning May 1, 1991 ("The Effective Date") and ending April 30, 2001 ("The Termination Date") grant Options to certain key employees of the Bank or any other subsidiary or parent of the Bank now existing or hereinafter formed or acquired under the terms hereinafter set forth. The terms subsidiary of the Bank and parent of the Bank as used herein shall have the same meaning as the terms subsidiary corporation and parent corporation as defined in Sections 425(f) and (e) of the code.

3.     ADMINISTRATION

       3.1. The Board of directors of the Bank ("the Board") shall designate from among it's members a committee ("the Committee") who shall consist of no fewer than three members of the Board each of whom shall be a disinterested person within the meaning of Rule 16b-3 promulgated under the Securities Exchange Act of 1934 as amended (the "Exchange Act") to administer the Plan. A majority of the members of the Committee shall constitute a quorum and the act of the majority of the members shall be the act of the Committee. Any member of the Committee may be removed at any time, either with or without cause, by resolution adopted by the Board and any vacancy on the Committee may at any time be filled by resolution adopted by the Board.

       3.2. Any or all powers and functions of the Committee may at any time, and from time to time, be exercised by the Board; provided, however, that with respect to the participation in the Plan by employees who are members of the Board, as the case may be, such powers and functions of the Committee may be exercised by the Board only if, at the time of such exercise, a majority of the directors of the Board and a majority of directors acting in the particular matter are disinterested persons within the meaning of Rule 16b-3 under the Exchange Act.

       3.3. Subject to the express provisions of the Plan, the Board of directors or the Committee shall have authority in it's discretion to determine the employees to whom Options will be granted, the time when such Options shall be granted to the employee, number of Shares which shall be subject to each Option, the purchase price for each Share which shall be subject to each Option, the period during which such Option shall be exercisable (whether in whole or in part) and the other terms and provisions thereof.

       3.4. Subject to the express provisions of the Plan, the Board or the Committee also shall have authority to construe the Options granted thereunder, to amend the Plan and the Options granted thereunder, to prescribe, amend and rescind rules and regulations relating to the Plan, to determine the terms and provisions of the respective Options (which need not be identical) and to make all other determinations necessary or advisable for administering the Plan.

       3.5. The determination of the Board or the Committee on matters referred to in this paragraph 3 shall be conclusive.

       3.6.     The Board or the Committee may employ such legal counsel,
consultants and agents as it may deem desirable for the   administration of
the Plan and may rely upon any opinion received from such counsel or consultant and any computation received from any such consultant or agent. Expenses incurred by the Board or the Committee in the engagement of such counsel, consultant or agent shall be paid by the Bank. No member or former member of the Committee or Board shall be liable for any action or determination made in good faith with respect to the Plan or any Option granted hereunder.

4.     ELIGIBILITY

       4.1. Participants in the Plan shall be those salaried key employees and officers of the Bank or of any subsidiary or parent of the Bank including officers/employees who are also directors of the Bank or any subsidiary or parent of the Bank who are selected by the Committee from time to time. A director of the Bank who is not also a regular salaried employee of the Bank will not be eligible to receive an Option. Any person who shall have retired from active employment by the Bank, although such person shall have entered into a consulting contract with the Bank, shall also not be eligible to receive an Option.

       4.2. No ISO's shall be granted to an employee who, at the time the Option is granted, owns stock possessing more than 10% of the total combined voting power of all classes of capital stock of the Bank or any subsidiary or parent of the Bank; provided however, that an ISO may be granted to such employee if, at the time such ISO is granted, the Option price is no less than the greater of either the par value of the stock, or 110% of the fair market value of the stock subject to the Option at the time the Option is granted and provided further that such Option is, by it's terms, not exercisable after an expiration of 5 years from the date such Option is granted.

5.     MAXIMUM ALLOTMENT

       5.1. No employee shall be granted an ISO to purchase Shares of stock of the Bank or of any subsidiary of the Bank or parent of the Bank or any combination thereof, if the aggregate fair market value of the stock with respect to which ISO's are exercisable for the first time by such employee during any calendar year (under all stock Option Plans of the Bank and any subsidiary or parent of the Bank) exceeds $100,000. For purposes of this limitation, the fair market value of the stock is determined as of the time the Option is granted.

6.     OPTION PRICE AND PAYMENT

       6.1. The price for each Share purchasable under any Option granted hereunder shall be such amount as the Board or Committee shall in it's best judgement determine on the basis of the facts and circumstances to be not less than the greater of either the par value of the stock or 100% of the fair market value of the stock at the date the Option is granted (or 110% of the fair market value of the stock if required for issuance of an ISO to a 10% Shareholder). For purposes of this Plan the determination of the Board or the

Committee of the fair market value of the Shares shall be conclusive.

       6.2. Upon the exercise of an Option granted hereunder, the Bank shall cause the purchased Shares to be issued only when it shall have received the full purchase price for the Shares in cash; provided however, that in lieu of cash and within the limitations of Rule 16b-3 under the Exchange Act, the holder of an Option may, if and to the extent that such Options so provide, and to the extent permitted by applicable law, exercise an Option, in whole or in part, by delivering to the Bank Shares of stock of the Bank owned by such holder, having a fair market value equal to the cash exercise price applicable to that portion of the Option being exercised by the delivery of such Shares. The fair market value of the stock so delivered shall be determined as of the date immediately preceding the date on which the Option is exercised or as may be required in order to comply or to conform to the requirements of any applicable law or regulation.

7.     TERM OF OPTION AND EXERCISE RIGHTS

       7.1. Unless the Board or the Committee shall determine otherwise, any ISO granted hereunder shall be exercisable during a period of not less than 6 months nor more than 10 years from the date of grant of such Option (5 years in the case of a more than 10% Shareholder) at such times and in such amounts as the Board or the Committee shall determine at such date of grant.

       7.2. Any NQG granted hereunder shall be exercisable at such time in such amounts and during such period or periods as the Board or the Committee shall determine at the date of the grant of such Option.

       7.3. To the extent an Option is not exercised within the period specified therein, it shall expire as to any unexercised part. If any Option granted hereunder shall terminate prior to the Termination Date, the Board or the Committee, as the case may be, shall have the right to use the Shares as to which such Options shall not have been exercised to grant one or more additional Options to any eligible employee, but any such grant of an additional Option shall be made prior to the close of business on Termination Date. In no event shall an Option granted hereunder be exercised for a fraction of the Share.

8.     EXERCISE OF OPTIONS

       8.1. Options granted under the Plan shall be exercised by the Optionee as to all or part of the Shares covered thereby by the giving of written notice of the exercise thereof to the corporate secretary of the Bank, at the principal business office of the Bank, specifying the number of Shares
to be purchased and   specifying a business day, not more than 15 days from
the date such
notice is given, for the payment of the purchase price against delivery of the Shares being purchased.

9.     NON-TRANSFERABILITY OF OPTIONS

       9.1. No Option granted hereunder shall be transferable whether by operation of law or otherwise, other than by will or the laws of descent and distribution and any Option granted hereunder shall be exercisable during the lifetime the holder only by such holder.

10.    TERMINATION OF EMPLOYMENTS

       10.1. Upon the termination of employment of any employee with the Bank and any subsidiary or parent of the Bank, any Option previously granted to the employee, unless otherwise specified by the Board or the Committee, in the Option, shall, to the extent not theretofore exercised, terminate and become null and void, provided that:

       a) if the employee shall die while in employ of the Bank or during the one year period specified in clause (b) below, all Options granted to such employee and outstanding on the date of the employee's death shall become immediately exercisable by the estate, or the personal representative of such employee, or such person who acquired such Option by bequest or inheritance or by reason of the death of the employee, at any time prior to the expiration date of any such Option; and

       b) if the employment of any employee to whom such Option shall have been granted shall Terminate by reason of the employee's retirement, disability (as described in section 22(e) (3) of the Code), voluntary Termination or dismissal by the Bank, and while such employee is entitled to exercise such Option as herein provided, such employee shall have the right to exercise such Option so granted in respect of any or all of such number of Shares as specified by the Board or the Committee in such Options at any time up to and including 3 months after the date of such Termination of employment in the case of Termination by reason of retirement, voluntary termination, or dismissal or 1 year after the date of Termination of employment in the case of Termination of employment by reason of disability.

       In no event however, shall any such person be entitle to exercise any such Option after the Expiration of the period of exercisability of such Option as specified therein.

       10.2. If an Option granted hereunder shall be exercised by the estate or by the legal representative of a deceased employee or former employee, or by a person who acquired an Option granted hereunder by bequest or inheritance or by reason of the death of any employee or former employee, written notice of such exercise shall be accompanied by certified copies of letters testamentary or equivalent proof of the right of such legal representative or other person to exercise such Option.

       10.3. For purposes of the Plan an employment relationship shall be deemed to exist between an individual and the Bank if, at the time of the determination, the individual was an "employee" of the Bank for purposes of section 422(a) of the Code. If an individual is on military sick leave or other bona fide leave of absence such individual shall be considered an employee for purposes of the exercise of an Option and shall be entitled to exercise such Option during such leave or if the period of such leave does not exceed 90 days, or if longer, so long as the individuals right to re-employment with the Bank granting the Option is guaranteed either by statute or by contract. If the period of leave exceeds 90 days, the employment relationship shall be deemed to have Terminated on the 91st day of such leave unless the individuals right to a reemployment is guaranteed by statute or contract.

11.    ADJUSTMENT OF SHARES; EFFECT OF CERTAIN TRANSACTIONS

       11.1. In the event of any change in the outstanding Shares through merger, consolidation, reorganization, recapitalization, stock dividends, stock split, split up, split off, spin off, combination of Shares, exchange of Shares or other like change in capital structure of the Bank, an adjustment shall be made to each outstanding Option such that each such Option shall thereafter be exercisable for such securities, cash and/or other properties as would have been received in respect of the Shares subject to such Option had such Option been exercised in full immediately prior to such change, and such an adjustment shall be made successfully each time any such change shall occur. The term Shares shall after any such change refer to the securities, cash and/or property then receivable upon exercise of an Option. In addition, in the event of any such change, the Board or the Committee shall make further adjustment as may be appropriate to the maximum number of Shares subject to the Plan, the maximum number of Shares for which Options may be granted to any one employee, and the number of Shares and price per Share subject to outstanding Options as shall be equitable to prevent dilution or enlargement of rights under such Options, and the determination of the Board or the Committee as to these matters shall be conclusive. Not withstanding the foregoing, each such adjustment with respect to an ISO shall comply with the rules of Section 425(a) of the Code, and in no event shall any adjustment be made which would render any ISO granted hereunder other than an ISO for purposes of Section 422A of the Code.

       11.2. In the event that the Board approves a proposal for a merger or consolidation in which the Bank is not the resulting or surviving Bank, but becomes a subsidiary of another Bank, (or in which the Bank is the resulting or surviving Bank, but becomes a subsidiary of another corporation) or for the transfer of substantially all of the assets of the Bank, the Committee shall notify, in writing, each employee holding an ISO of the proposed transaction. Such proposal notice shall be sent to each employee at least 30 days prior to the Effective Date of the proposed transaction and shall advise the employee that he or she has the right to exercise any theretofore unexercised ISO awarded to the employee including those, if any, which pursuant to the terms of the Plan or the relevant ISO agreement have not been otherwise become exercisable.
Each employee, by written notice to the Bank, may exercise such ISO and in so exercising may condition such exercise upon and provide that such exercise shall become effective immediately prior to the consummation of the proposed transaction, in which event such employee need not make payment for the stock to be purchase until 5 days after written notice by the Bank to the employee that the transaction has been consummated. If the transaction is consummated each ISO to the extent not previously exercised prior to the consummation of the transaction shall terminate and cease being exercisable as of the effective date of the transaction. If the transaction is abandoned then any ISO not exercised shall continue to be exercisable to the extent such ISO was exercisable prior to the date of the notice of the proposed transaction in accordance with the other provisions of the Plan and the relevant ISO agreement, and to the extent that any ISO not exercised prior to such abandonment shall have become exercisable solely by operation of this section such exercisability shall be deemed annulled and the exercisability provisions set forth in the Plan and the relevant ISO agreement shall be reinstated as of the date of such abandonment. Any NQG agreement in effect immediately prior to the transaction shall carry forward as an obligation of the surviving Bank to the same extent as if the transaction had not taken place.

12.    RIGHT TO TERMINATE EMPLOYMENT

       12.1. The Plan shall not impose any obligation on the Bank or any subsidiary or parent of the Bank to continue the employment of any holder of an Option; and it shall not impose any obligation on the part of any holder of any Option to remain in the employ of the Bank or any subsidiary or parent of the Bank.

13.    AMENDMENT OF THE PLAN

       13.1. The Board may from time to time amend the Plan, provided that no amendment shall be made without the approval of the Shareholders of the Bank that will increase the number of Shares reserved for Options under the Plan (other than an increase resulting from an adjustment provided for in paragraph 11), or reduce the exercise price of any ISO granted hereunder below the price required by Article 6, or modify the provisions of the Plan relating to eligibility, or materially increase the benefits accruing to participants under the Plan. The Board or the Committee shall be authorized to amend the Plan and the Options granted thereunder to permit the ISO's granted thereunder to qualify as ISO's within the meaning of Section 422A of the Code. The rights and obligations under any Option granted before amendment of the Plan or any unexercised portion of such Options shall not be adversely affected by an amendment to the Plan or the Option without the consent of the holder of the Option.

14.    TERMINATION OR SUSPENSION OF THE PLAN

       14.1. The Board may at any time suspend or Terminate the Plan. The Plan, unless Terminated under Article 17, or by action of the Board, shall Terminate at the close of business on the Termination Date. An Option may not be granted while the Plan is suspended or after it is Terminated. Rights and obligations under any Option granted while the Plan is in effect shall not be altered or impaired by suspension or Termination of the Plan, except upon the consent of the person to whom the Option was granted. The power of the Board or the Committee to construe and administer any Options granted prior to the Termination or suspension of the Plan nevertheless shall continue after such Termination or during such suspension.

15.    GOVERNING LAW

       15.1. The Plan, such Options as may be granted thereunder and all related matters shall be governed by and construed and enforced in accordance with the laws of the State of Washington.

16.    PARTIAL INVALIDITY

       16.1. The invalidity or illegality of any provision herein shall not be deemed to affect the validity of any other provision.

17.    EFFECTIVE DATE

       17.1. The Effective Date of the Plan shall be May 1, 1991 the date on which the Plan was adopted by the Board; provided however that if the Plan is not approved by a vote of the Shareholders of the Bank at an annual meeting or any special meeting within 12 months before or after the Effective Date the Plan and any Options granted thereunder shall Terminate.

Adopted by the Board of Directors        APRIL 17, 1991
                                         --------------
Approved by the Shareholders             MAY 8, 1991
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